                                                                    Exhibit 4(b)



Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation "DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                      PRINCIPAL AMOUNT
No.: 1                                                              $200,000,000

CUSIP No.: 73755LAA5

                     POTASH CORPORATION OF SASKATCHEWAN INC.
                          7.125% NOTE DUE June 15, 2007


         POTASH CORPORATION OF SASKATCHEWAN INC., a Saskatchewan corporation (hereinafter called the "Company," which term shall include any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon presentation, the principal sum of TWO HUNDRED MILLION DOLLARS on June 15, 2007, and to pay interest on the outstanding principal amount thereon from June 16, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15, in each year, commencing December 15, 1997, at the rate of 7.125% per annum, until the entire principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this
Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest which shall be 15 calendar days (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Trustee in the City of New York, State of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by (a) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register kept for the Notes pursuant to
Section 305 of the Indenture (the "Note Register") or (b) transfer to an account of the Person entitled thereto located inside the United States.
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         This Note is one or all of a duly authorized issue of securities of the
Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of June 16, 1997 (herein called the "Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one or all of the series designated as the "7.125% Notes due June 15, 2007," limited in aggregate principal amount to $400,000,000.

         The Indenture contains provisions for, at any time within one year of maturity, defeasance of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note. This Note is not redeemable prior to maturity and is not subject to repayment at the Holder's option.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof

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or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency or the Company in any Place of Payment where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for the Notes (the "Note Registrar") duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The obligations of the Company under the Indenture and this Note and all documents delivered in the name of the Company in connection herewith and therewith do not and shall not constitute personal obligations of the officers, employees, agents or shareholders of the Company or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of the Company for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such officers, employees, agents or shareholders of the Company or any of them or any of their personal assets for such satisfaction. The performance of the obligations of the Company under the Indenture and this Note and all documents delivered in the name of the Company in connection therewith shall not be deemed a waiver of any rights or powers of the Company or its shareholders under the Company's governing instruments.

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         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 16th day of June, 1997.


                              POTASH CORPORATION OF SASKATCHEWAN INC.

                                   By: /s/ Barry E. Humphreys
                                       -----------------------------------------
                                   Name:  Barry E. Humphreys
                                   Title: Senior Vice President, Finance and
                                          Treasurer


Attest:

By: /s/ John L.M. Hampton
    ---------------------------------------------
Name:  John L.M. Hampton
Title: Senior Vice President, General Counsel and
       Secretary




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TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one or all of the Notes of the series designated "7.125% Notes Due 2007" pursuant to the within-mentioned indenture.


THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK as Trustee


By: /s/  Warren A. Goshine
    -------------------------
         Warren A. Goshine
         Authorized Signatory




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                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

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                                                  ------------------------------
-----------------------------


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             (Please Print or Typewrite Name and Address, including
                             Zip Code, of Assignee)


the within Note of Potash Corporation of Saskatchewan Inc. and            hereby
does irrevocably constitute and appoint


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Attorney to transfer said Note on the books of the within-named Company with full power of substitution in the premises.


Dated:
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Signature
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NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.


Signature Guaranteed:
                     -----------------------------------------------------------
NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in a "signature guarantee program" (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program of the New York Stock Exchange, inc. Medallion Signature Program).




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